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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement No. 333-158782 on Form S-8 for the Abbott Laboratories 2009 Incentive Stock Program;

  2)
  Registration Statement Nos. 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178, 333-109250, 333-124850, and 333-158782 on Form S-8 for the Abbott Laboratories 1996 Incentive Stock Program;

  3)
  Registration Statement Nos. 333-74220, 333-102179, 333-124851, 333-153200, and 333-169886 on Form S-8 for the Abbott Laboratories Deferred Compensation Plan;

  4)
  Registration Statement Nos. 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180, 333-109253, 333-124849, 333-141116, 333-153198, and 333-169888 on Form S-8 for the Abbott Laboratories Stock Retirement Program and Trusts; and

  5)
  Registration Statement No. 333-158124 on Form S-8 for the Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan, as amended, the 2004 Stock Incentive Plan, as amended and restated, the Advanced Medical Optics, Inc. 2005 Incentive Compensation Plan, the VISX, Incorporated 2001 Nonstatutory Stock Option Plan, the VISX, Incorporated 2000 Stock Plan, the VISX, Incorporated 1995 Director Option and Stock Deferral Plan, as amended and restated, and the VISX, Incorporated 1995 Stock Plan, as amended of our reports dated February 27, 2015, with respect to the consolidated financial statements and schedule of Abbott Laboratories and subsidiaries, and the effectiveness of internal control over financial reporting of Abbott Laboratories and subsidiaries, included in this Annual Report (Form 10-K) of Abbott Laboratories and subsidiaries for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Chicago, Illinois
February 27, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM